Exhibit 10.39

ACLARA BIOSCIENCES, INC.

NQ03 STOCK PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

THIS NON-STATUTORY STOCK OPTION AGREEMENT (the “Agreement”), dated March 20, 2003 is made by and between ACLARA BioSciences, Inc., a Delaware corporation (the “Company”) and Thomas Klopack, an employee of the Company (the “Optionee”). This Agreement will also serve as the Company NQ03 Stock Plan.

WHEREAS, the Company has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Statutory Option provided for herein to the Optionee in connection with his initial commencement of employment with the Company and such grant is an essential inducement to Optionee’s entering into a contract of employment with the Company as its Chief Executive Officer.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

I.    DEFINITIONS

1.    “Board” shall mean the Board of Directors of the Company.

2.    “Code” shall mean the Internal Revenue Code of 1986, as amended.

3.    “Common Stock” shall mean the Common Stock of the Company, par value $.001.

4.    “Consultant” shall mean any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly with the Company to render such services.

5.    “Continuous Status as an Employee or Consultant” shall mean that the employment or consulting relationship with the Company, any Parent, or Subsidiary, is not interrupted or terminated. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

6.    “Director” shall mean a member of the Board.

7.    “Disability” shall mean that the Optionee has been unable to perform his duties to the Company as described in his offer letter dated as of March 18, 2003, as the same may be amended from time to time, as a result of the Optionee’s mental or physical incapacity and such inability, at least twenty-six (26) weeks after its commencement, is determined to be total and permanent by a physician selected by the Company and acceptable to Optionee or Optionee’s legal representative (such agreement as to acceptability not to be unreasonably withheld).

8.    “Employee” shall mean any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

9.    “Fair Market Value” shall mean, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

10.    “Non-Statutory Stock Option” shall mean an Option not intended to qualify as an Incentive Stock Option and which is not designated as an Incentive Stock Option by the Board.

11.    “Option” shall mean the Non-Statutory Stock Option granted pursuant to this Agreement.

12.    “Parent” shall mean a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

13.    “Shares” shall mean the shares of the Company’s Common Stock covered by the Option, as adjusted in accordance with Section 10 below.

14.    “Subsidiary” shall mean a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

II.     NOTICE OF GRANT

In consideration of the Optionee’s agreement to render services to he Company and for other good and valuable consideration, the Company grants to Optionee the option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement. The terms of Optionee’s grant are set forth below:

Grant Number	NQ0587

Date of Grant	3/20/2003

Vesting Commencement Date	3/20/2003

Exercise Price per Share	$2.02

Total Number of Shares Granted	507,738

Total Exercise Price	$1,025,630.76

Type of Option:	NQ/(Non-Statutory Stock Option)

Term/Expiration Date:	3/20/2013

Vesting Schedule:

Shares	Vest Type	Vest Date
146712	On Vest Date	3/20/2004
110034	Monthly	12/20/2004
125496	Monthly	12/20/2005
125496	Monthly	12/20/2006

The Shares subject to this Option may vest on an accelerated basis under certain circumstances as set forth in that certain Severance Agreement, dated March 18, 2003, between the Company and Optionee.

For purposes of this Agreement, Shares subject to this Option shall vest based on Optionee’s Continuous Status as an Employee or Consultant.

Termination Period:

This Option may be exercised for thirty (30) days after termination of the Optionee’s Continuous Status as an Employee or Consultant. Upon the death or Disability of the Optionee, this Option may be exercised for such longer period as provided herein, but in no event later than the Term/Expiration Date as provided above. In the event of the Optionee’s change in status from Employee to Consultant or Consultant to Employee, this Option Agreement shall remain in effect.

III.    AGREEMENT

1.    Grant of Option. The Company hereby grants to the Optionee an Option to purchase the Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”).

2.    Exercise of Option. This Option is exercisable as follows:

(a) Right to Exercise.

(i) This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Option Agreement. In the event of Optionee’s death, Disability or other termination of Optionee’s Continuous Status as an Employee or Consultant, the exercisability of the Option is governed by Sections 5, 6 and 7 below.

(ii) This Option may not be exercised for a fraction of a Share.

(iii) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

(b) Method of Exercise. There are two methods of exercise available:

(i) The employee may do an exercise online through OptionsLink by logging in to www.OptionsLink.com and selecting the appropriate function. A cash exercise will require a funded account. This should be set up in advance. Each employee should have received a welcome packet with account instructions.

(ii) Alternatively, this Option is also exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

3.    Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(a) cash;

(b) check;

(c) money order;

(d) with the consent of the Board, and to the extent permitted by all applicable laws, delivery of a properly executed exercise notice together with such other documentation as the Board and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or

(e) with the consent of the Board, surrender of other shares of Common Stock of the Company which (i) in the case of shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised shares;

(f) funding of an account through OptionsLink via cash, check or money order; or

(g) any combination of the foregoing methods of payments.

4.    Restrictions on Exercise. If the issuance of Shares upon exercise of the Option or if the method of payment for such Shares would constitute a violation of any applicable federal or state securities or other law or regulation, then this Option may not be exercised. The Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation before allowing the Option to be exercised.

5.    Termination of Continuous Status as an Employee of Consultant. Upon termination of an Optionee’s Continuous Status as an Employee or Consultant (but not in the event of a change of status from Employee to Consultant or from Consultant to Employee), other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option, but only within such period of time as is specified in the Notice of Grant above, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant). If, after termination, the Optionee does not exercise his or her Option within the time specified, the Option shall terminate.

6.    Disability of Optionee. Notwithstanding the provisions of Section III(5) above, in the event of termination of an Optionee’s Continuous Status as an Employee or Consultant as a result of his Disability then the period during which each outstanding option held by the Optionee is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of service (but in no event later than the expiration date of the term of this Option as set forth in the Notice of Grant). To the extent that the Option is not vested at the date on which the Optionee ceases to be a Service Provider, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

7.    Death of Optionee. In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months (or such other period of time as is determined by the Board) following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

8.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)    Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by this Option and the exercise price with respect to the Option shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

(b)    Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

(c)    Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, this Option may be assumed or an equivalent option or right may be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Board may, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all or a portion of the Shares, including Shares as to which it would not otherwise be exercisable. If the Board makes an Option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale of assets, the option confers the right to purchase, for each of the Shares subject to the Option immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of

Common Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

(d) The existence of this Agreement shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

9.    Non-Transferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent or distribution. It may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

10.    Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Option Agreement.

11.    Restrictions on Shares.  Optionee hereby agrees that Shares purchased upon the exercise of the Option shall be subject to such terms and conditions as the Board shall determine in its sole discretion, including, without limitation, restrictions on the transferability of Shares, the right of the Company to repurchase Shares, and a right of first refusal in favor of the Company with respect to permitted transfers of Shares. Such terms and conditions may, in the Board’s sole discretion, be contained in the Exercise Notice with respect to the Option or in such other agreement as the Board shall determine and which the Optionee hereby agrees to enter into at the request of the Company.

12.    Entire Agreement; Governing Law.  This Option Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the laws of the State of California except for that body of law pertaining to conflict of laws.

[SIGNATURE PAGE FOLLOWS]

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one document.

ACLARA BIOSCIENCES, INC.

By:

Name:

Title:

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUOUS STATUS AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee hereby accepts this Option subject to all of the terms and provisions hereof. Optionee has reviewed the Option, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under this Option. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

Dated:
Thomas Klopack

Residence Address:
864 Chelsea Lane
Encinitas, California 92024

EXHIBIT A

ACLARA BIOSCIENCES, INC.

EXERCISE NOTICE

ACLARA BioSciences, Inc.

1288 Pear Avenue

Mountain View, California 94043

Attention: Secretary

1.    Exercise of Option. Effective as of today,                     , the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase                      shares of the Common Stock (the “Shares”) of ACLARA BioSciences, Inc. (the “Company”) under and pursuant to the Non-Statutory Stock Option Agreement, dated                     , 2003 (the “Option Agreement”).

2.    Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement. Optionee agrees to abide by and be bound by its terms and conditions.

3     Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to the Option, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4.    Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5     Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

6     Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company’s Board of Directors, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board of Directors shall be final and binding on the Company and on Optionee.

7.    Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the laws of the State of California excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

8.    Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

9.    Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

10.    Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price for the Shares, as well as any applicable withholding tax.

11.    Entire Agreement. The Option Agreement is incorporated herein by reference. This Agreement and the Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof.

Submitted by:	Accepted by:

Thomas Klopack:	ACLARA BIOSCIENCES, INC.

By:
Its:

Address:		Address:

864 Chelsea Lane Encinitas, California 92024		1288 Pear Avenue Mountain View, California 94043

2

EXHIBIT B

CONSENT OF SPOUSE

The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.

Spouse of Optionee